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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

STEMCELLS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STEMCELLS, INC.
3155 Porter Drive
Palo Alto, CA 94304

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on June 12, 2007

To the Stockholders of
STEMCELLS, INC.

Notice is hereby given that the Annual Meeting of Stockholders of StemCells, Inc. (“StemCells” or the “company”) will be held on June 12, 2007 at 2 P.M., local time, at 3155 Porter Drive, Palo Alto, CA 94304 for the following purposes:

1. To elect Class I directors to serve until the 2010 Annual Meeting of Stockholders;

2. To consider and vote upon a proposal to ratify the selection of Grant Thornton LLP as independent public accountants for the company for the fiscal year ending December 31, 2007;

3. To consider and vote upon a proposal to amend the 2006 Equity Incentive Plan as proposed;

4. To transact any and all other business that may properly come before the meeting.

The Board of Directors has fixed the close of business on April 26, 2007 as the record date for determining those stockholders who are entitled to notice of and to vote at the meeting. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation of at least a majority of all outstanding shares of Common Stock of StemCells is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted.

Please read the proxy material carefully. Your vote is important, and the company appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Kenneth B. Stratton
Secretary

May 8, 2007
Palo Alto, California

PROXY STATEMENT
QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION
SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES
EXECUTIVE OFFICERS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
EMPLOYMENT AND SEVERANCE AGREEMENTS
REPORT OF THE AUDIT COMMITTEE
Compensation Discussion and Analysis
Compensation and Stock Option Committee Report
EXECUTIVE OFFICER COMPENSATION TABLES
Grants of Plan-Based Awards in 2006
Outstanding Equity Awards at Fiscal Year-End
Option Exercises
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
NOMINEES FOR ELECTION AS CLASS I DIRECTORS — TERMS EXPIRE 2010
INCUMBENT CLASS II DIRECTORS — TERM EXPIRES 2008
INCUMBENT CLASS III DIRECTORS — TERMS EXPIRE 2009
PROPOSAL NUMBER 2 RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NUMBER 3 AMENDMENT OF THE 2006 EQUITY INCENTIVE PLAN
Equity Compensation Plan Information
OTHER INFORMATION

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
OF
STEMCELLS, INC.

The enclosed form of proxy is solicited on behalf of the Board of Directors of StemCells, Inc. (the “company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 12, 2007 at 2 P.M., local time, at the company’s headquarters at 3155 Porter Drive, Palo Alto, California 94304. The cost of solicitation of proxies will be borne by the company. Directors, officers and employees of the company may solicit proxies by telephone, facsimile or in person for no additional compensation. The company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares.

The Board has fixed the close of business on April 26, 2007 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. There were 79,468,911 shares of our Common Stock, $.01 par value (the “Common Stock”), outstanding on April 26, 2007, each of which is entitled to one vote for each share on the matters to be voted upon.

Shares of our Common Stock represented by proxies in the form enclosed that are properly executed and returned to us and not revoked will be voted as specified therein by the stockholder. In the absence of contrary instructions, or in instances where no specification is made, the shares will be voted:

(i) FOR the election as directors of the nominees as described herein under “Proposal Number 1 — Election of Directors,”

(ii) FOR ratification of the selection of accountants as described herein under “Proposal Number 2 — Ratification of Selection of Independent Public Accountants,”

(iii) FOR adoption of the proposed amendment to the 2006 Equity Incentive Plan as described herein under “Proposal 3 — Amendment of the 2006 Equity Incentive Plan,” and

(iv) in the discretion of the named proxies, as to any other matter that may properly come before the Annual Meeting.

Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the Annual Meeting in person may revoke his or her proxy and vote his or her shares at the Annual Meeting.

A copy of the company’s Annual Report to Stockholders for the fiscal year ended December 31, 2006 will be mailed, along with this Proxy Statement, on or about May 8, 2007 to all stockholders entitled to vote at the Annual Meeting.

QUORUM, REQUIRED VOTES, AND METHOD OF TABULATION

Consistent with Delaware law and under the company’s Amended and Restated By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. The company will appoint election inspectors for the meeting to count votes cast by proxy or in person at the Annual Meeting.

Election of directors by stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote at the election that are present in person or represented by proxy. The approval of the proposals to ratify the selection of accountants and to amend the company’s 2006 Equity Incentive Plan each requires a majority of the votes properly cast to be affirmative. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors, the selection of accountants or the amendment to the 2006 Equity Incentive Plan.

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the meeting, the proxy holders will vote such matters in their discretion. Any stockholder has the right to revoke his or her proxy at any time before it is voted.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of April 5, 2007 by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table and (iv) all executive officers and directors of the company as a group. Except as otherwise indicated, we believe that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable, and that there are no other affiliations among the stockholders listed in the table.

		Percentage of Class
	Shares Beneficially	Beneficially
Name and Address of Beneficial Owner*	Owned	Owned

Eric H. Bjerkholt(1)	33,333	**
Ricardo Levy(2)	92,165	**
Martin McGlynn(3)	832,441	1.0%
Desmond O’Connell(4)	10,500	**
Roger M. Perlmutter(5)	113,503	**
John J. Schwartz(6)	275,958	**
Ann Tsukamoto(7)	413,778	**
Irving Weissman(8)	1,797,465	2.2%
Rodney K.B. Young(9)	183,364	**
All directors and executive officers as a group	3,752,507	4.6%

*	The address of all persons listed in the table is c/o StemCells, Inc., 3155 Porter Drive, Palo Alto, California 94304.

**	Less than 1%.

(1)	Includes 33,333 shares issuable upon exercise of stock options exercisable within 60 days.

(2)	Includes 92,165 shares issuable upon exercise of stock options exercisable within 60 days.

(3)	Includes 808,041 shares issuable upon exercise of stock options exercisable within 60 days. Includes 24,400 shares included in Mr. McGlynn’s 401(k) plan.

(4)	Includes 500 shares owned by a family member, as to which Mr. O’Connell disclaims beneficial ownership.

(5)	Includes 113,503 shares issuable upon exercise of stock options exercisable within 60 days.

(6)	Includes 275,958 shares issuable upon exercise of stock options exercisable within 60 days.

(7)	Includes 358,562 shares issuable upon exercise of stock options exercisable within 60 days. Includes 28,382 shares included in Dr. Tsukamoto’s 401(k) plan. Includes a total of 26,834 shares held in trusts for the benefit of Dr. Tsukamoto and her family members, including 4,000 shares owned by Dr. Tsukamoto’s parents as to which she disclaims beneficial ownership.

(8)	Includes 690,292 shares issuable upon exercise of stock options exercisable within 60 days. Includes 14,511 shares held in trust for Dr. Weissman’s children as to which he disclaims beneficial ownership.

(9)	Includes 178,124 shares issuable upon exercise of stock options exercisable within 60 days. Includes 5,240 shares included in Mr. Young’s 401(k) plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors, and any persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. For the convenience of our executive officers and directors, we prepare and file the reports for them pursuant to a power of attorney that each of them has given to us.

We believe that our executive officers and directors complied with all filing requirements related to Section 16(a), except for the following:

We filed a late report related to our award of stock options and stock appreciation rights to each of the following persons: Mr. George Koshy, Mr. Martin McGlynn and Dr. Ann Tsukamoto.

We filed a late report related to our award of stock options to Mr. Rodney K.B. Young.

INFORMATION CONCERNING THE BOARD AND ITS COMMITTEES

During 2006, the Board of Directors was composed of Messrs. McGlynn and Bjerkholt and Drs. Levy, Perlmutter, Schwartz, and Weissman for the entire year. In January 2007, Mr. Desmond O’Connell was elected to the Board. The independent members of the Board, as determined by the Board of Directors in accordance with NASD rules, are Mr. Bjerkholt and Drs. Levy, Perlmutter and Schwartz and, since January 2007, Mr. O’Connell. The Board of Directors of StemCells held four regular meetings during the fiscal year ended December 31, 2006; a meeting of the outside directors without the Chief Executive Officer present was held at each of the regular meetings of the Board. Each of the directors attended more than 75% of the meetings of the Board of Directors and of the committees on which they served.

During 2006, the Board had three standing committees — the Compensation and Stock Option Committee (the “Compensation Committee”), the Corporate Governance and Nominating Committee (the “Corporate Governance Committee”) and the Audit Committee — as well as a single-member committee established under the company’s 2001, 2004 and 2006 Equity Incentive Plans. All members of the Compensation Committee, the Audit Committee and the Corporate Governance Committee are, and are required by the charters of the respective committees to be, independent as determined pursuant to NASD rules.

The Corporate Governance Committee operates pursuant to a written charter, a copy of which is available through the company’s website at www.stemcellsinc.com. It is composed of Drs. Levy, Perlmutter and Schwartz. The Corporate Governance Committee held one meeting in 2006. It oversees nominations to the Board and considers the experience, ability and character of potential nominees to serve as directors, as well as particular skills or knowledge that may be desirable in light of the company’s position at any time. The Corporate Governance Committee may identify potential candidates through any reliable means available, including identification by a search firm and recommendations of past or current members of the Board from their knowledge of the industry and of the company. Potential candidates recommended by security holders will be considered as provided in the company’s Policy Regarding Shareholder Candidates for Nomination as a director, which sets forth the procedures and conditions for such recommendations. This Policy is also available through the company’s website at www.stemcellsinc.com.

The Compensation Committee was composed of Dr. Schwartz and Mr. Bjerkholt throughout 2006; Mr. O’Connell joined the Committee in January 2007. The Compensation Committee held five meetings in 2006. The Compensation Committee makes recommendations to the Board and the company’s management concerning salaries in general, determines executive compensation and, except to the extent that such decisions have been delegated to and made by the single-member Committee, approves incentive compensation for company employees and consultants. The Compensation Committee acts pursuant to a charter which is available through the company’s website at www.stemcellsinc.com.

The Audit Committee is composed of Mr. Bjerkholt and Drs. Schwartz and Levy. The Audit Committee held five meetings during 2006. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information provided by the company to any governmental body or the public, the company’s systems of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established, and the company’s auditing, accounting and financial processes generally. The Audit Committee meets quarterly, and at such other times as it finds it necessary. It recommends to the Board of Directors the appointment of a firm of independent auditors to audit the financial statements of the company and meets with such personnel of the company to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the company’s financial statements contained in the company’s Annual Report to Stockholders and other related matters. Each of the members of the Audit Committee is independent, and the Board has determined that Mr. Bjerkholt is an “audit committee financial expert,” as defined in SEC and NASD rules. The Audit Committee acts pursuant to a charter which is available through the company’s website at www.stemcellsinc.com.

Stockholders who wish to communicate with the Board of Directors or with a particular director may send a letter to the Secretary of the company at StemCells, Inc., 3155 Porter Drive, Palo Alto, California 94304. Any communication should clearly specify that it is intended to be made to the entire Board of Directors or to one or more particular director(s). The Secretary of the company will review all such correspondence and forward to the Board of Directors a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or committees thereof or that he otherwise determines requires their attention. The Secretary maintains a log of all correspondence received by the company that is addressed to members of the Board of Directors, and any director may at any time review and request copies of any such correspondence.

Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Chairman of the Audit Committee and handled in accordance with established procedures, which are set out in the Audit Committee’s Policy on Receipt, Retention and Treatment of Complaints Regarding Accounting, Internal Controls and Auditing Matters. A copy of this policy is available on the company’s website, www.stemcellsinc.com.

The company does not have a policy on director attendance at Annual Meetings of shareholders. At the 2006 Annual Meeting, director Martin McGlynn, President and Chief Executive Officer of the company, was present and presided.

Prior to September 20, 2004, non-employee directors received an annual retainer of $18,000 ($35,000 for the Chairman), payable quarterly, in addition to $1,500 for each Board meeting attended ($500 for each meeting attended by telephone) and $500 for each committee meeting attended if not contemporaneous with a Board meeting. In addition, upon election, each such director also received an initial option to purchase 20,000 shares of our Common Stock, and upon re-election after his initial three-year term, each such director received an additional option to purchase 15,000 shares of our Common Stock. Each of these options was exercisable at the fair market value of the Common Stock at the time of grant, and the shares vested in equal portions over three years on the anniversaries of the respective grant dates.

Effective September 20, 2004, non-employee directors receive quarterly retainers of $4,500 ($8,750 for the Chairman); the chairs of the standing committees receive quarterly stipends of $1,000 (Audit Committee) or $500 (Compensation and Corporate Governance Committees). Non-employee directors also receive $1,500 for each Board meeting, and $1,000 for each standing committee meeting, attended in person or by videoconference ($500 for each meeting attended by telephone). All dollar amounts are paid in cash. Non-employee directors now receive an initial option of 20,000 shares at market value, vesting ratably over three years, and an option for 10,000 shares on each anniversary of their appointments, vesting one year after issuance, each exercisable at the fair market value of the stock on the date of the respective grant. Directors are reimbursed for their expenses in attending meetings of the Board of Directors and meetings of committees of the Board of Directors.

Director Compensation Table

The following table sets forth information with respect to the compensation of the non-employee directors for the year ended December 31, 2006.

	Fees Earned		Stock
	or Paid		Option		All Other
	in Cash		Awards(1)		Compensation		Total
Name	($)		($)		($)		($)

Eric Bjerkholt	35,500	(2)	44,384	(3)	—		79,384
Ricardo Levy, Ph.D.	30,500		33,287	(4)	—		$63,787
Roger Perlmutter, M.D., Ph.D.	25,500		36,595	(5)	—		$62,095
John Schwartz, Ph.D.	51,000	(6)	30,861	(7)	—		$81,861
Irving Weissman, M.D.	24,000		40,418	(8)	50,000	(9)	$114,418

(1)	After an initial grant of an option to purchase 20,000 shares upon appointment, each director is granted an option for 10,000 shares on the anniversary of his or her appointment. The exercise price is the closing price of the stock on the grant date or, if the NASDAQ market is not open on that date, the closing price on the last preceding market day. The value of the option awards is determined using the fair value recognition provisions of SFAS 123(R), which was effective January 1, 2006. Because it reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with FAS 123(R), value may include amounts from awards granted in and prior to 2006.

(2)	Includes $500 earned in 2006 but paid in 2007.

(3)	As of December 31, 2006, Mr. Bjerkholt had options outstanding for 40,000 shares.

(4)	As of December 31, 2006, Dr. Levy had options outstanding for 102,165 shares.

(5)	As of December 31, 2006, Dr. Perlmutter had options outstanding for 123,503 shares.

(6)	Includes $500 earned in 2006 but paid in 2007.

(7)	As of December 31, 2006, Dr. Schwartz had options outstanding for 280,958 shares.

(8)	As of December 31, 2006, Dr. Weissman had options outstanding for 700,292 shares.

(9)	Dr. Weissman receives $50,000 per year for his services as a consultant and member of the company’s Scientific Advisory Board.

EXECUTIVE OFFICERS

The current executive officers of the company who are not also directors of the company are:

Name	Age	Position

Ann Tsukamoto, Ph.D.	54	Chief Operating Officer
Rodney K.B. Young	44	Chief Financial Officer and Vice President, Finance and Administration

Ann Tsukamoto, Ph.D., joined the company in November 1997 as Senior Director of Scientific Operations; was appointed Vice President, Scientific Operations in June 1998 and Vice President, Research and Development in February 2002. In November 2006, she was promoted to the newly-created position of Chief Operating Officer, in which role she retains responsibility for the company’s research and development efforts. From 1989 until she joined StemCells, Dr. Tsukamoto was employed at SyStemix, Inc., where she served in various research capacities before transitioning to the position of Director of Clinical Science. At SyStemix, Inc., Dr. Tsukamoto assisted in the launch of its clinical research program for the hematopoietic stem cell. She received her Ph.D. degree from the University of California, Los Angeles and did postdoctoral research with Dr. Harold Varmus at the University of California, San Francisco. Dr. Tsukamoto is an inventor on six issued U.S. Patents related to the human hematopoietic stem cell.

Rodney K.B. Young joined the company in September 2005 as Chief Financial Officer and Vice President, Finance. In November 2006 he became CFO and Vice President, Finance and Administration, with responsibilities for administrative functions including Human Resources and Information Technology in addition to Finance. From 2003 to 2005, Mr. Young was Chief Financial Officer and a director of Extropy Pharmaceuticals, Inc., a private biopharmaceutical company focused on developing drugs for pediatric indications. From 2000 to 2002, Mr. Young was Managing Director, Healthcare Corporate Finance, and head of healthcare investment banking for Europe at SG Cowen Securities Corp. From 1999 to 2000, Mr. Young was Executive Director, Global Mergers & Acquisitions and head of the healthcare mergers & acquisition team for Europe at Lehman Brothers Inc. From 1989 to 1999, Mr. Young was an investment banker in the Global Healthcare group at Lehman Brothers Inc. Mr. Young received both his BA and MBA degrees from the University of Chicago.

Martin McGlynn, President and Chief Executive Officer of the company, is its other executive officer; Mr. McGlynn is a member of the Board of Directors.

All executive officers of the company are elected annually and serve at the discretion of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2006, none of our executive officers served on the board of directors of any entities that had one or more executive officers serve on our Compensation Committee. No current or past executive officers or employees of the company serve on our Compensation Committee. The following directors served on the Compensation Committee in 2006: Dr. Schwartz and Mr. Bjerkholt.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related parties can include any of our directors or executive officers, certain of our stockholders and their immediate family members. In order to identify related party transactions, each year, we prepare and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with the interests of the company as a whole. Our code of ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Compliance Officer; in addition, the Corporate Governance Committee of the Board of Directors is responsible for considering and reporting to the Board any questions of possible conflicts of interest of Board members. Copies of our code of ethics and the Corporate Governance Committee charter are posted on the corporate governance section of our website at www.stemcellsinc.com.

The independent members of the Board of Directors are responsible for reviewing and approving all potential conflicts of interest and all material transactions with any related party on a continuing basis. In evaluating related party transactions and potential conflicts of interest, our independent directors apply the same standards of good faith and fiduciary duty they apply to their general responsibilities. They will approve a related party transaction only when, in their good faith judgment, the transaction is in the best interest of the company.

Dr. Weissman, a member of the Board of Directors, was retained in September 1997 to serve as a consultant to us. Pursuant to his Consulting Agreement, Dr. Weissman provides consulting services to us and serves on our Scientific Advisory Board. In return, we pay Dr. Weissman $50,000 per year for his services and granted him an option to purchase 500,000 shares of Common Stock for $5.25 per share. The option was fully vested as of September 25, 2005, remains exercisable, and has been expensed in full. Based on the fair value of this option (which was determined using the Black-Scholes method) and its vesting schedule, we recorded a total expense of $1,262,443. We also agreed to nominate Dr. Weissman for a position on the Board of Directors, and he agreed to serve if elected. Since October 1, 2000, he has been compensated for this service in the same manner and amount as other non-employee members of the Board. The Consulting Agreement contains confidentiality, non-competition, and assignment of invention provisions and is for a term of fifteen years, subject to earlier termination by either party.

Dr. Weissman is a member of the Board of Directors and co-chairman of the Scientific Advisory Board of Cellerant Therapeutics, Inc., a privately-owned biotechnology company that was a tenant in the building in which we are located. (Cellerant was formerly known as Celtrans, LLC, and Dr. Weissman was at one time its interim

Chief Executive Officer and a member of its Board of Managers.) We have also provided Cellerant use of part of our animal facility and access to our irradiator under space-sharing and other agreements. The last of these agreements expired as of June 30, 2006.

EMPLOYMENT AND SEVERANCE AGREEMENTS

Employment agreements:  Martin McGlynn joined the company as President and Chief Executive Officer on January 15, 2001. Under the terms of an agreement between Mr. McGlynn and the company, Mr. McGlynn is entitled to an annual base salary of $275,000 per year, reviewable annually by the Board of Directors, and a bonus, in the Board’s sole discretion, of up to 25% of his base salary. (Over time, the Board increased Mr. McGlynn’s base salary and target bonus so that they are, respectively, $385,000 and 40% of his base salary effective March 2007.) By virtue of the agreement, Mr. McGlynn was granted an option to purchase 400,000 shares of our Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of his employment, one fourth to vest on the first anniversary of his employment and the remaining three-fourths to vest in equal monthly installments during his second through fourth years of employment. The agreement provided that the Board could, in its sole discretion, grant Mr. McGlynn a bonus option to purchase up to an additional 25,000 shares, which it did. The company also agreed to pay Mr. McGlynn a $50,000 relocation bonus and to reimburse him for relocation expenses, and have done so.

Dr. Ann Tsukamoto, Ph.D., joined the company in November 1997 and has served as our Chief Operating Officer since November 2006. Under her employment agreement, the company provides Dr. Tsukamoto with $750,000 of term life insurance during her employment. Dr. Tsukamoto’s base salary is no longer controlled by a formal agreement. In December 2003, the Board set Dr. Tsukamoto’s target bonus at 25% of her base salary effective January 1, 2004.

Rodney K.B. Young joined the company in September 2005 as Chief Financial Officer and Vice President, Finance. Under the terms of his agreement with the company, Mr. Young’s base salary is $250,000 per year, with a target cash bonus of up to 25% of his base salary. Any bonus is in the Board’s sole discretion. Mr. Young was also granted options to purchase 450,000 shares of the company’s Common Stock. The options will vest over 48 months; one-quarter of the shares vested on the first anniversary of the date on which Mr. Young’s employment began and the remaining shares vest, subject to his continued employment by the company, at the rate of 1/48th per month on the last day of each month during the ensuing 36 months. In addition, the agreement provided for an option to acquire no less than 25,000 shares of the Common Stock of the company at the closing price of the stock on the date of grant, the first anniversary of his employment. The grant of 25,000 shares was duly made, and will vest in the same manner as his earlier option grant over 48 months, subject to his continued employment by the company.

Severance arrangements:  Each of the executive officers would receive payments on termination of his or her employment by the company without fault1 or consequent to a change of control or, in one case, by virtue of disability. In the case of Mr. McGlynn, on termination without cause, the company would continue to pay salary and provide benefits for one year, at the rate then in effect. If the termination were associated with a change of control, the company would pay (in a lump sum) two years of salary and benefits (grossing up healthcare costs), as well as a bonus with respect to the termination year at 25% of the base salary, pro-rated for the portion of the year served; in addition, all unvested stock options would vest and all stock options would be exercisable for two years after termination. If Mr. McGlynn’s employment were terminated on account of disability, the company would continue to pay his salary for up to six months (or until he obtained other employment or became eligible for disability income under a company plan, if sooner).

In the case of Mr. Young, on termination without cause, the company would continue to pay salary and provide benefits for six months, at the rate then in effect. If the termination were associated with a change of control, the company would continue to pay Mr. Young’s salary and provide benefits (including his share of COBRA, grossing up for the tax effects, if any) for 12 months; in this event, any unvested options would vest on termination. (Under all stock option plans pursuant to which Mr. Young holds options, all employee options vest on a change in control.)

1 Or termination by the executive officer for Good Reason as defined in the agreement.

In the case of Dr. Tsukamoto, on termination without cause whether or not associated with a change of control, the company would continue to pay salary and provide benefits for 12 months, at the rate then in effect. Dr. Tsukamoto’s agreement provides that if the termination were associated with a change of control, any unvested options granted pursuant to the company’s 1992 Equity Incentive Plan would vest on termination; all such options have, however, now vested.

If we terminate the employment of any executive officer for cause or the officer resigns without good cause, he or she will not be entitled to any severance or other benefits. All bonus awards are in the Board’s sole discretion.

The following table displays the value of what the executive officers would have received from the company had their employment been terminated on December 31, 2006:

					Early Vesting
Officer	Salary	Bonus	Health		of Options		Total

CEO
Terminated without cause	$364,000	0	$15,407		0		$379,407
Terminated, change of control	$728,000	$91,000	$56,800	(1)	$1,138,972	(2)	$1,957,972
Disability(3)	$182,000	0	0		0		$182,000
Other	0	0	0		0		0
COO
Terminated without cause	$275,000	0	$10,092				$285,092
Terminated, change of control	$275,000	0	$10,092		$245,402	(4)	$530,494
Other	0	0	0				0
CFO
Terminated without cause	$125,000	0	$5,482				$130,482
Terminated, change of control	$250,000	0	$10,964		$79,881	(5)	$340,845
Other	0	0	0				0

(1)	Includes tax gross-up on 2 years of healthcare costs.

(2)	By agreement, all options vest and remain exercisable for 2 years.

(3)	Payments stop before 6 months if individual obtains other full-time employment or qualifies for payments under any disability income plan provided by the company.

(4)	An agreement with Dr. Tsukamoto provided for vesting of her options issued under a Plan that did not provide for 100% automatic vesting on change of control, but those options have all vested. All of her unvested options were issued pursuant to Plans that do so provide.

(5)	All unvested options issued under the applicable Equity Incentive Plans vest on change of control under the terms of those Plans.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements on behalf of the Board, and selects an independent public accounting firm to perform those audits. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and establishing and maintaining adequate controls over public reporting. Our independent registered public accounting firm for fiscal 2006, Grant Thornton LLP, had responsibility for conducting an audit of our annual financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee oversaw the independent public accounting firm’s qualifications and independence, as well as its performance. The Audit Committee assisted the Board in overseeing the preparation of the company’s financial statements, the company’s compliance with legal and regulatory requirements, and the performance of the company’s internal audit function. The Audit Committee met with personnel of the company and Grant Thornton LLP to review the scope and the results of the annual audit, the amount of audit fees, the company’s internal accounting controls, the company’s financial statements contained in the company’s Annual Report to Stockholders and other related matters.

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2006 audited by Grant Thornton LLP, as well as management’s report on internal control over financial reporting, using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. The Audit Committee has discussed with Grant Thornton LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also discussed with Grant Thornton LLP its report on internal control over financial reporting and its report on management’s assessment of internal control over financial reporting, has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Grant Thornton LLP its independence.

Based upon such review and discussions, the Audit Committee recommended to the Board of Directors, and the Board approved the recommendation, that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006 for filing with the SEC.

AUDIT COMMITTEE
Eric Bjerkholt, Chairman
Ricardo B. Levy, Ph.D.
John J. Schwartz, Ph.D.

Compensation Discussion and Analysis

Overview of Program

The Compensation and Stock Option Committee is responsible, among other things, for the evaluation of the performance of the company’s executive officers in light of relevant corporate goals and objectives and the determination and approval of their compensation. The Compensation Committee is composed of independent directors of the company. Its charter, which describes more fully its responsibilities, is available on the company’s website at www.stemcellsinc.com.

In 2006, the Compensation Committee consisted of John Schwartz and Eric Bjerkholt. In January 2007, Desmond O’Connell, a newly elected director, was added to the Committee.

Compensation Objectives

The objectives of our compensation policy are to attract, retain and reward the individuals best able to meet the company’s needs, lead it toward profitability, and develop shareholder value. To do this, we believe we need to provide overall compensation packages competitive with comparable companies — that is, companies with whom we compete for high-level scientific and executive personnel.

In seeking to accomplish the objectives of our compensation policy, the Compensation Committee follows a compensation program designed, ultimately, to reward increasing stockholder value. Because achievement of the company’s mission — the use of stem cell technology for the treatment and possible cure of intractable diseases — is a long and slow process, we use the following as, in effect, surrogate endpoints:

•	the achievement of stated annual corporate goals; these goals are designed to be challenging, so that one would not expect consistent achievement of 100% of the goals. The Board may grant more than 100% of the target bonus in exceptional circumstances;

•	the effectiveness of leadership an executive officer has shown in inspiring and marshalling excellent performances in his or her direct reports;

•	the anticipation, identification and successful disposition of issues and problems that, if not addressed timely and effectively, might have a deleterious effect on the company; and

•	the speed and effectiveness with which an executive officer discovers, assesses and, where appropriate, pursues promising opportunities for the company.

Implementing our Objectives

Compensation elements:  StemCells, like most biotechnology companies, uses a combination of base salary, cash bonus and equity awards to compensate its employees, including senior management. As a very small company — we have about 50 employees in total and only three executive officers — we feel that having so few people in each cohort makes it inefficient to establish a formulaic allocation of total compensation among its various elements; we rely, instead, on our experience and judgment.

In exercising this judgment, we evaluate the range of each element paid by comparable companies for each position. Each year, the Compensation Committee considers the performance of the executive officers during the prior year, and determines their salary and target bonus. Equity compensation is generally determined by the Board on the recommendation of the Compensation Committee and awarded at one of the company’s regular Board meetings. We collect information from the Radford Biotechnology Survey — Executive Report, which we review regularly; from the proxies of other similar biotechnology companies, which we also review; and from the reports of experts whom we consult from time to time. In the case of the COO and the CFO, we also take the recommendation of the CEO into account in setting compensation. We integrate all of this information with our evaluation of the performance of each of our executive officers — but while we believe our officers and other employees are outstanding, we prefer to keep compensation of our senior management at around the 50th percentile at this point, given that the company is at the relatively early development stage.

Interaction of compensation elements:  The basic compensation elements — base salary, bonus, and equity awards — are, as noted, standard in our industry; we pay each element because we would not otherwise be competitive, and because we feel that together they are the proper components of a balanced compensation package:

•	base salary is compensation for current efforts,

•	bonuses are paid for achievements of the prior year in meeting stated annual performance goals, and

•	equity awards are inducements to remain with the company and to build future value.

To a large extent, we treat these compensation elements as independent. In the case of our CEO, however, who moved to California to take this position but who still maintains a home elsewhere, we also pay certain housing and transportation expenses, and we take this into account in deciding on his base salary.

Other compensation elements and benefits:  We offer all employees various health and welfare plans, in which executive officers may participate on the same terms as other employees. We do not have a pension plan nor do we use non-qualified deferred compensation.2 We offer employees (again, including executive officers on the same terms as others) a 401(k) defined contribution plan, and match employee contributions on a 1:2 basis to a maximum of 3% of the employee’s salary, subject to legal limitations; at this time, StemCells’ match is made in the form of registered stock in the company.

2006 and 2007 Compensation for our Executive Officers

Salary and bonus compensation.  The salary of our CEO was increased from $324,000 in 2005 to $365,000 per year (effective in March of 2006). We determined that 80 percent of the 2006 corporate goals had been achieved, and accordingly awarded all employees of the company, including executive officers, 80 percent of their target bonuses for 2006. The bonuses were calculated using each employee’s base salary on January 1, 2006,

2  Hence, we omit tables showing pension benefits and non-qualified deferred compensation.

and paid in February 2007. In Mr. McGlynn’s case, because his base salary on January 1, 2006 was $324,000, the bonus was $90,720. His base salary was increased to $385,000 per year, effective in March of 2007. As noted above, Mr. McGlynn also receives reimbursement for housing and transportation expenses which, when grossed up for taxes, amount to approximately $200,000 per year. We increased his target bonus from 35 percent to 40 percent of his base salary, effective with respect to 2007 corporate goals, to reflect our view that his leadership is a major factor in the achievement of the corporate goals.

The 2005 base salary of Dr. Tsukamoto, then Vice President, Research and Development, was $250,000. Her base salary has increased to $275,000 per year (effective in March of 2006). Her target bonus is 25 percent of her base salary, resulting in a payment this February of $50,000, 80 percent of her target bonus based on her January 1, 2006 base salary. Dr. Tsukamoto was promoted to Chief Operating Officer in November 2006, while retaining responsibility for Research and Development. Her base salary was increased to $300,000 per year effective in March of 2007.

Our CFO was hired in September 2005 with an initial base salary of $250,000 per year; it was not changed in 2006. Mr. Young’s target bonus is 25 percent of his base salary, resulting in a payment this February of $50,000, 80 percent of his target bonus based on his January 1, 2006 base salary. Mr. Young has taken on additional duties, becoming responsible for administrative functions including HR and IT in addition to his financial responsibilities. His base salary was increased to $275,000 per year, effective in March of 2007.

Keeping in mind that salary increases for 2006 and 2007 were effective in March of those years, and that bonuses are not paid until the February following the year to which they apply, the base salary and target bonus information presented above may be summarized as follows:

	2005	2006	2007
	Base Salary/Target	Base Salary/Target	Base Salary/Target
	Bonus	Bonus	Bonus

CEO	$324,000/35%	$365,000/35%	$385,000/40%
VP, R&D/COO	$250,000/25%	$275,000/25%	$300,000/25%
CFO	$250,000/25%	$250,000/25%	$275,000/25%

Special note on 2006 equity compensation:  For a variety of reasons, employee ownership of the company, including ownership by executive officers, has for a number of years been well below the norm for comparable biotechnology companies, and well below what the Compensation Committee considered desirable. Because biotechnology companies — and especially those pursuing truly novel therapeutics, as in our case — have a very long runway before they can expect to be profitable, company ownership in the form of stock options or other essentially similar instruments such as SARs is a powerful incentive to employees to remain with the company. Although StemCells has been very fortunate in securing the loyalty of our most valuable employees, including our executive officers, we think it desirable both to reinforce that loyalty with incentives to stay on and to demonstrate a reciprocal loyalty on the part of the Board. The Board and the Compensation Committee had for some time been considering ways to address the sub-optimal degree of employee ownership (which we referred to as the “Historical Issue”), and in 2006, after reviewing data, including reports from two consultants, we took action to remedy the Historical Issue by increasing ownership levels and creating long-term compensation incentives for our employees, including our executive officers.

When StemCells hired a Director of HR in late 2005, the company engaged a consultant to review the company’s compensation practices. In addition to information used by management in connection with non-executive employee compensation, the resulting report contained data concerning the percentage ownership of executive employees at various levels of eleven companies selected because they focused on similar technology, competed with StemCells for scientific talent, or had similar market capitalization and headcount.3

In June 2006, the Compensation Committee commissioned another report, concerning cash compensation and equity ownership for CEOs of comparable companies and recommendations for our CEO, from Radford

3 Aastrom Biosciences, Inc., BioMarin Pharmaceutical Inc., Cell Genesys, Inc., Cytori Therapeutics, Inc., DURECT Corporation, Geron Corporation, Renovis, Inc., Sangamo BioSciences, Inc., Sunesis Pharmaceuticals, Inc., Tercica, Inc., and Viacell, Inc.

Consultants (the “CEO Compensation Assessment”). Radford Consultants is a well-established compensation consulting group with substantial experience in the biotechnology field, and management played no part in commissioning the consultant, specifying the subject matter, or identifying the comparable companies.

The results of the two reports proved extremely similar. Radford evaluated StemCells’ CEO compensation against some 19 other companies approved by the Compensation Committee.4

The criteria for selecting these companies differed slightly from those used in the first report, and included stage of development, number of employees and market capitalization to reflect organizations with similar complexity and job scope. Radford assessed the base salary, bonus and equity compensation of the CEOs and determined that our CEO’s combined base salary, target bonus and equity awards for 2005 was only at 55% of the 50th percentile of comparable companies, primarily because of the lack of equity compensation; the base salary and target bonus alone (that is, excluding comparison of equity compensation) were only slightly below the 50th percentile. We also considered the table of ratios from the “2005 Stock Options as a percentage of Outstanding Shares Report — BIO” published by Radford (the “Radford Ratios”) which shows typical ownership levels of various officers and employees of biotech companies relative to the ownership of the CEO.

We decided to use the Radford Ratios as a guideline for remedying the Historical Issue and the Compensation Committee requested that management provide it with data and propose some company-wide solutions using a combination of incentive stock options and stock appreciation rights (with terms essentially identical to those of the incentive stock options but exercisable only in cash, in order to avoid undue dilution). The Compensation Committee then evaluated the alternative proposals, using the CEO Compensation Assessment (referred to above) for the desirable equity range for the President and CEO, making changes in various details, specifically setting the target ownership ranges for the named executive officers and revising the recommended mix of incentive stock options to stock appreciation rights.

Our ultimate recommendation, that employee ownership be keyed to 2.8 percent ownership (of fully diluted outstanding stock) by the CEO, was made to the Board at its July 21, 2006 meeting and unanimously adopted. The “deficiencies” of ownership that constituted the Historical Issue, together with normal option awards for 2006, were resolved by this action, and resulted in issuance to all employees of a total of 1,389,600 cash-settled stock appreciation rights plus an option to purchase 1,909,451 shares. (These grants took account of all awards previously made to each individual, regardless of whether any of those awards had been exercised.) The Compensation Committee further recommended that an additional grant of 175,000 SARs be made to Mr. McGlynn, bringing his percentage ownership to 3 percent, reflecting its view of his outstanding performance; this brought his equity ownership to a point between the 50th and the 75th percentile among the companies considered in the CEO Compensation Assessment Report. Again, the Board concurred unanimously (with the exception of Mr. McGlynn, who was not present for the discussion or vote).

The effect of these decisions on the executive officers was as follows: Mr. McGlynn received 762,335 SARs and an option to purchase 672,665 shares; Dr. Tsukamoto received 145,874 SARs and an option to purchase 184,976 shares; and Mr. Young, to whom the Historical Issue did not apply because he was hired fairly recently (September 6, 2005), received an option to purchase 80,000 shares.

Equity Compensation — general:  As noted, the equity awards of 2006 represented a one-time adjustment to correct a long-standing imbalance. The general practice of the Board of Directors with respect to equity compensation has been to make company-wide option awards once every year or two. In addition, on-hire awards or awards in connection with a promotion are made by either Mr. McGlynn acting as the Board’s single-member committee or the Compensation Committee in the case of non-executive officer hires or promotions, and by either the Compensation Committee or the full Board with respect to new executive officers. Company-wide awards have generally been made at a Board or Compensation Committee meeting. The Compensation Committee has, however,

4 Aastrom Biosciences, Inc., Avigen, Inc., Cytokinetics, Inc., Cytori Therapeutics, Inc., DURECT Corporation, Dynavax Technologies Corporation, Favrille, Inc., Geron Corporation, Hana Biosciences, Inc., Kosan Biosciences Incorporated, La Jolla Pharmaceutical Company, Pharmacyclics, Inc., Renovis, Inc., Sangamo BioSciences, Inc., SGX Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., Sunesis Pharmaceuticals, Inc., Tercica, Inc., and Titan Pharmaceuticals, Inc.

expressed an interest in considering a change to a system whereby company-wide option awards would be made on a fixed date each year, and has requested a report from management on this topic. On-hire awards are effective on the date on which the individual’s employment with the company begins.

Unless otherwise specifically noted in the tables below:

•	All awards to executive officers, as well as to other employees, are intended, to the extent permitted by law, to be qualified Incentive Stock Options;

•	The exercise price is set at the closing market price of our Common Stock on the date a grant takes effect; if the market on which we are listed (now the NASDAQ Global market) is not open on that day, we use the last closing price before the effective date of the grant; and

•	One quarter of the shares included in any grant vest on the anniversary of the grant, and the remainder vest at 1/48 per month thereafter, always provided that the grantee remains in the company’s employ on the vesting dates. These awards are time-vesting and do not depend on performance factors.

Of course, the Board or its committees have authority to make different provisions, but this seldom occurs at all and has not occurred in the case of executive officers for at least five years. All unvested options now held by executive officers are time-vesting rather than performance based.

Compensation and Stock Option Committee Report

The Compensation and Stock Option Committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND STOCK OPTION COMMITTEE
John J. Schwartz, Ph.D., Chairman
Eric Bjerkholt

Notwithstanding anything to the contrary set forth in any of the company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation and Stock Option Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE OFFICER COMPENSATION TABLES

The following table sets forth information with respect to the compensation of the executive officers for the fiscal year ended December 31, 2006. Because the “Option awards” column reflects the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006 in accordance with SFAS 123(R), these imputed values include amounts from awards granted from 2002 through 2006.

Summary Compensation Table, 2006

				Option	All Other
				Awards(2)	Compensation
Name & Position	Year	Salary	Bonus(1)	($)	(3)		Total

Martin McGlynn, President and CEO	2006	$357,115	$90,720	$497,604	$213,110	(4)	$1,158,549
Ann Tsukamoto, Ph.D., COO	2006	$270,192	$50,000	$155,008	$13,650	(5)	$488,850
Rodney Young, CFO	2006	$250,000	$50,000	$468,974	$8,911	(6)	$777,885

(1)	Each employee’s target bonus is based on his or her salary as of January 1 of the year to which it applies. Salary increases for 2006 went into effect for the first pay period in March 2006, so bonuses were based on the salaries in effect before those increases. The Board awarded 80% of the target bonus for all company employees. Thus, Mr. McGlynn’s bonus is 80% of 35% (his target bonus) of $324,000 (his base salary on January 1, 2006); Dr. Tsukamoto’s bonus is 80% of 25% (her target bonus) of $250,000 (her base salary on January 1, 2006); and Mr. Young’s bonus is 80% of 25% (his target bonus) of $250,000 (his base salary on January 1, 2006).

(2)	“Option Awards” represent the portion of options and SARs granted from 2002 to 2006 and recognized by the company as a compensation expense in fiscal year 2006 in accordance with SFAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts expensed for Mr. McGlynn’s option and SAR awards are comprised of $4,918 for options granted in 2002, $57,000 for options granted in 2003, $119,000 for options granted in 2004, $127,444 for options granted in 2006 and $189,242 for SARs granted in 2006. The amounts expensed for Dr. Tsukamoto’s option and SAR awards are comprised of $7,250 for options granted in 2002, $76,500 for options granted in 2004, $35,046 for options granted in 2006 and $36,212 for SARs granted in 2006. The amounts expensed for Mr. Young’s option awards are comprised of $449,984 for options granted in 2005 and $18,990 for options granted in 2006; no SAR awards have been issued to Mr. Young. The details as to the assumptions used to determine the fair value of the option awards are discussed in the footnotes (in Note 1 under “Stock Based Compensation” and in Note 10 under “Stock Option Plans”) to the company’s Condensed Consolidated Financial Statements reported in the company’s Form 10-K for fiscal year ended December 31, 2006.

(3)	“All other compensation” includes the value of company stock contributed by StemCells to the 401(k) plan of each employee. The company matches employee contributions on a 1:2 basis up to a maximum of 3% of the employee’s salary. Registered stock is valued and transferred to the employee’s 401(k) account at the end of calendar each quarter. This component of all other compensation is designated in the footnotes below as “401(k) match.”

(4)	Consists of group life insurance ($1,704), 401(k) match ($10,000), as well as an allowance for housing and transportation costs plus a tax gross-up on that allowance ($201,406).

(5)	Consists of group life insurance ($1,591), 401(k) match ($9,700), as well as life insurance in addition to the group life coverage ($2,360).

(6)	Consists of group life insurance ($1,411), and 401(k) match ($7,500).

Grants of Plan-Based Awards in 2006

The following table sets forth information with respect to grants of plan-based awards for the year ended December 31, 2006 to the named executive officers.

		Type of			Exercise
		Grant		Number of	or Base
		Option or	Grant	Securities	Price of
		Stock	Date	Underlying	Option
	Grant	Appreciation	Fair Value	Options	Awards
Name & Principal Position	Date	Right (“SAR”)	(1)	(#)	($/share)

Martin McGlynn — President and CEO	7/21/06(2)	Option	$1,130,077	672,665	$2.00
	7/21/06(2)	SAR	$1,280,783	762,335	$2.00
Ann Tsukamoto, Ph.D.— COO	7/21/06(2)	Option	$310,760	184,976	$2.00
	7/21/06(2)	SAR	$245,068	145,874	$2.00
Rodney K.B. Young — CFO	7/21/06(2)	Option	$134,400	80,000	$2.00
	9/6/06(3)	Option	$48,000	25,000	$2.28

(1)	The value of the option awards for 2006 is determined using the fair value recognition provisions of SFAS 123(R) which was effective January 1, 2006.

(2)	Stock options and stock appreciation rights granted to the executives during 2006, with exercise price equal to the closing market price on the issue date. These grants are valued under SFAS 123R at $1.68 per underlying share.

(3)	This grant was part of Mr. Young’s employment agreement, which provided, inter alia, for an option for 25,000 shares to be awarded on the first anniversary of his employment with the company, with exercise price equal to the closing market price on the issue date. The grant was valued under SFAS 123R at $1.92 per underlying share.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards at December 31, 2006 with respect to the named executive officers.

			Option Awards				SARs Awards
			Number of	Number of			Number of	Number of
			Securities	Securities			Securities	Securities
			Underlying	Underlying			Underlying	Underlying
			Unexercised	Unexercised	Option		Unexercised	Unexercised	SAR
			Options	Options	Exercise	Option	SARs	SARs	Exercise	SAR
	Date of		(#)	(#)	Price	Expiration	(#)	(#)	Price	Expiration
Name	Award		Exercisable(1)	Unexercisable(1)	(1)	Date	Exercisable(2)	Unexercisable(2)	(2)	Date

Martin McGlynn	1/15/2001		400,000		$2.87	1/15/2011
President and CEO	10/2/2001		75,000		$2.09	10/2/2011
	2/12/2002		25,000		$2.96	2/12/2012
	5/2/2002		25,000		$2.01	5/2/2012
	2/5/2003		190,500	12,500	$0.94	2/5/2013
	9/2/2004		196,875	153,125	$1.53	9/2/2014
	7/21/2006			672,665	$2.00	7/21/2016	7/21/2006	762,335	$2.00	7/21/2016
Ann Tsukamoto, Ph. D	2/2/1998		60,000		$2.94	2/2/2008
COO	7/10/1998		22,500		$1.28	7/10/2008
	9/1/1999		25,000		$1.19	9/1/2009
	10/19/1999		3,750		$1.28	10/19/2019
	6/26/2001	(3)	12,000		$3.10	2/26/2011
	10/22/2001		30,000		$2.62	10/22/2011
	10/7/2002		60.000		$0.61	10/7/2012
	9/3/2004		126,562	98,438	$1.53	9/3/2014
	7/21.2006			184,976	$2.00	7/21/2016	7/21/2006	145,874	$2.00	7/21/2016
Rodney K.B.. Young	9/6/2005		140,624	309,376	$5.43	9/6/2015
CFO	7/21/2006			80,000	$2.00	7/21/2016
	9/6/2006			25,000	$2.28	9/6/2016

(1)	Unless otherwise noted, options are granted at the close of market price on the grant date (or the last preceding market day if the NASDAQ is closed on the grant date); they vest over a period of four years as follows: twenty-five percent (25%) of the option vests on the first anniversary of the grant date and 1/48 of the original grant vests each additional month of service.

(2)	SARs were granted to certain employees on July 21, 2006 to redress certain perceived inequities as described in the text at pages 11 and 12. The terms of the SARs are essentially identical to those of the options granted on the same date; they have the same vesting schedule and same exercise price.

(3)	This was one of eight non-qualified, performance-based options granted by the Compensation Committee on June 26, 2001 to employees who had been given year-long goals in January 2001. The exercise price was set at $3.10, which the Committee determined to be approximately equal to the average market value during January 2001. The grants vested on December 31, 2001 to the extent that the individual goals had been achieved by the respective employees. It was determined that 12,000 of the 12,500 shares originally covered by the option issued to Dr. Tsukamoto had been earned, and the remaining 500 shares were cancelled. In accordance with APB 25, the company recorded $19,375 of compensation expense in 2001 in respect of this award.

Option Exercises

The following table sets forth information with respect to option and stock exercises during the fiscal year ended December 31, 2006 with respect to the named executive officers.

Option Awards
Number of
Shares
	Acquired on	Value Realized
	Exercise	on Exercise
Name & Principal Position	(#)	($)

Martin McGlynn — President and CEO	97,000	$200,029	(1)
Ann Tsukamoto, Ph.D. — COO	—	—
Rodney K.B. Young — CFO	—	—

(1)	Mr. McGlynn exercised the options and sold the shares pursuant to a Rule 10b5-1 sales plan. The option covering the right to buy these shares was granted February 5, 2003 and became exercisable to the extent of 75,000 shares (1/4) on February 5, 2004 and 6,250 additional shares (1/48) on the 5th of each month thereafter. The exercise price was $.94 per share, the market value of StemCells stock on the date of grant.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

The number of directors is currently fixed at seven. Both our Certificate of Incorporation, as amended to date, and our Amended and Restated By-laws provide for the classification of the Board of Directors into three classes (Class I, Class II and Class III), as nearly equal in number as possible, with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the nominees named below, who are now Class I directors, as Class I directors for a term of three years expiring at the 2010 Annual Meeting of Stockholders and until their successors are duly elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named below. It is expected that the nominees will be able to serve, but if any are unable to serve, the proxy will be voted for a substitute nominee or nominees designated by the Board of Directors. The nominees for election as Class I directors, and the incumbent Class II and Class III directors, are as follows:

NOMINEES FOR ELECTION AS CLASS I DIRECTORS — TERMS EXPIRE 2010

Name	Principal Occupation	Age	Position

John J. Schwartz, Ph.D.	President, Quantum Strategies Management Company	72	Director, Chairman of the Board
Eric H. Bjerkholt	Senior Vice President and CFO, Sunesis Pharmaceuticals, Inc.	47	Director

John J. Schwartz, Ph.D., was elected to the Board of Directors of the company in December 1998 and was elected Chairman of the Board at the same time. He is the former President and Chief Executive Officer of SyStemix, Inc. Dr. Schwartz is currently President of Quantum Strategies Management Company, a registered investment advisor located in Palo Alto, California. Prior to his positions at SyStemix, he served as Assistant Professor, Vice President and General Counsel at Stanford University in California. Dr. Schwartz was graduated from Harvard Law School in 1958 and received his Ph.D. degree in physics from the University of Rochester in 1965.

Eric H. Bjerkholt was elected to the Board of Directors of the company in March 2004. He is Senior Vice President and CFO of Sunesis Pharmaceuticals, Inc., a small molecule biopharmaceutical company in South San Francisco, CA. Before joining Sunesis, Mr. Bjerkholt served as Senior Vice President and CFO of IntraBiotics Pharmaceuticals, Inc. Previously, Mr. Bjerkholt co-founded LifeSpring Nutrition, Inc., a privately held nutraceutical company, and served as its CFO, and later as its President and Chief Executive Officer. From 1990 to 1997, Mr. Bjerkholt was an investment banker at J.P. Morgan & Co., Inc. Mr. Bjerkholt holds an M.B.A. from Harvard Business School and a Cand. Oecon degree in economics and econometrics from the University of Oslo, Norway. He is a member of the Board of Directors of Round Table Pizza, Inc.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES DESCRIBED ABOVE.

INCUMBENT CLASS II DIRECTORS — TERM EXPIRES 2008

Name	Principal Occupation	Age	Position

Irving Weissman, M.D.	Professor, Stanford University	67	Director
Ricardo B. Levy, Ph.D.	Chairman of the Board, Catalytica Energy Systems, Inc.	62	Director
Desmond H. O’Connell, Jr.	Independent Management Consultant and Private Investor	71	Director

Irving L. Weissman, M.D. was elected to the Board of Directors of the company in September 1997. Dr. Weissman is the Virginia and Daniel K. Ludwig Professor of Cancer Research, Professor of Pathology and Professor of Developmental Biology at Stanford University and is the Director of the new Stanford Institute for Stem Cell Biology and Regenerative Medicine, and Director of the Stanford Comprehensive Cancer Center. Dr. Weissman is a cofounder and was a member of the Scientific Advisory Board of SyStemix, Inc, and is Director, founder, and chair of the Scientific Advisory Board of Cellerant, Inc. He has also served on the Scientific Advisory Boards of Amgen Inc., Cellerant, DNAX and T-Cell Sciences, Inc., all of which are biotechnology companies. Dr. Weissman is a member of the National Academy of Sciences and also serves as Chairman of the Scientific Advisory Board of the company.

Ricardo B. Levy, Ph.D. was elected to the Board in September 2001. He is Chairman of the Board of Catalytica Energy Systems, Inc., and has been a member of its Board of Directors since June 1995, when the company was formed as a subsidiary of Catalytica, Inc. He also served as director of Catalytica Pharmaceuticals Inc. from 1995 to 2000. Dr. Levy was a founder of Catalytica, Inc. in 1974, serving as Chief Operating Officer from 1974 until 1991 and President and Chief Executive Officer until December 2000, when Catalytica, Inc. and Catalytica Pharmaceuticals Inc. were sold to DSM N.V. Before founding Catalytica, Inc., Dr. Levy was a founding member of Exxon’s chemical physics research team, and prior to that served as Chief Executive Officer of Sudamericana C.A. in Quito, Ecuador. He currently also serves on the Board of Directors of Accelrys Inc. (formerly Pharmacopeia, Inc.) and NovoDynamics, Inc. Dr. Levy holds an M.S. from Princeton University, a Ph.D. in chemical engineering from Stanford University and is an alumnus of Harvard University’s Executive Management Program.

Desmond H. O’Connell, Jr. became a director of the company in January 2007. He has been an independent management consultant and private investor since 1990. He was a Director of Serologicals Corporation from 1998 to 2006, serving also as Acting Chief Executive Officer for a year and subsequently as Chairman of the Board until Serologicals was sold in July 2006. Mr. O’Connell has served as a Director of Abiomed, Inc. since 1995 and is currently a member of its Audit Committee and Governance and Nominating Committee. During 1991, he served briefly as Chairman of the Board and Chief Executive Officer of Osteotech, Inc. Mr. O’Connell is a Trustee and Director of New Community Corporation in Newark, New Jersey. He holds an M.B.A. from Harvard University Graduate School of Business and is a graduate of the University of Notre Dame in Indiana.

INCUMBENT CLASS III DIRECTORS — TERMS EXPIRE 2009

Name	Principal Occupation	Age	Position

Martin McGlynn	President and Chief Executive Officer, StemCells, Inc.	61	Director, Executive Officer
Roger Perlmutter, M.D., Ph.D.	Executive Vice President, Research and Development, Amgen, Inc.	54	Director

Martin M. McGlynn joined the company on January 15, 2001, when he was appointed President and Chief Executive Officer of the company and of its wholly-owned subsidiary, StemCells California, Inc. He was elected to the Board of Directors in February 2001. Mr. McGlynn began his career with Becton Dickinson, Ireland Ltd., and spent 8 years in manufacturing operations. He joined Abbott Labs in 1977 where he held positions as General Manager, Abbott Ireland Ltd., President and General Manager of Abbott Canada Ltd. and Vice President of Abbott International Ltd. In 1990, he joined the BOC Group as President of Anaquest, Inc., a company focused on anesthesia and acute care pharmaceuticals. From 1994 until he joined StemCells, Mr. McGlynn was President and Chief Executive Officer of Pharmadigm, Inc., a privately held company in Salt Lake City, Utah, engaged in research and development in the fields of inflammation and genetic immunization. Mr. McGlynn is a native of Dublin, Ireland. He received a Bachelor of Commerce degree from University College, Dublin, Ireland in 1968, a diploma in industrial engineering from the Irish Institute of Industrial Engineering in 1970, and a diploma in production planning from the University of Birmingham, England in 1971. He is a former member of the Board of Directors of the Confederation of Irish Industries and the Pharmaceutical Manufacturers Association of Canada.

Roger M. Perlmutter, M.D., Ph.D., was elected to the Board of Directors in December 2000. Dr. Perlmutter is Executive Vice President, Research and Development, of Amgen, Inc., a position he has held since January 2001. Prior to joining Amgen, he was Executive Vice President, Worldwide Basic Research and Preclinical Development, Merck Research Laboratories, a division of Merck & Co., Inc., a position he had held since August 1999. He joined Merck in February 1997 as Senior Vice President, Merck Research Laboratories, from February 1997 to December 1998 and as Executive Vice President from February 1999 to January 2001. Prior to joining Merck, Dr. Perlmutter was a professor in the Departments of Immunology, Biochemistry and Medicine at the University of Washington from January 1991 to January 1997 and served as chairman of the Department of Immunology at the University of Washington from May 1989 to January 1997. He also was an Investigator at the Howard Hughes Medical Institute from October 1991 to January 1997. Dr. Perlmutter was a member of the board of directors of The Irvington Institute for Immunological Research from 1997 to 2001 and of the Institute for Systems Biology, where he is now Chairman of the Board, since 1999. He is licensed to practice medicine in the State of Washington. He was graduated from Reed College in 1973 and received his M.D. and Ph.D. degrees from Washington University, St. Louis, Missouri in 1979.

PROPOSAL NUMBER 2

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The company is asking the stockholders to ratify the selection of Grant Thornton LLP as the company’s independent public accountants for the fiscal year ending December 31, 2007. The affirmative vote of the holders of a majority of the shares represented and voting at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.

In the event the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Audit Committee of the Board at its discretion could decide to terminate the engagement of Grant Thornton LLP and engage another firm at any time if the Audit Committee determines that such a change would be necessary or desirable in the best interests of the company and its stockholders.

A representative of Grant Thornton LLP is expected to attend the Annual Meeting and is not expected to make a statement, but will be available to respond to appropriate questions and may make a statement if such representative desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE
PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S
INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL NUMBER 3

AMENDMENT OF THE 2006 EQUITY INCENTIVE PLAN

The 2006 Equity Incentive Plan (the “Plan”) as currently constituted authorizes the issuance of up to 6,000,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards under the Plan. As of March 31, 2007, there were 1,830,151 shares subject to outstanding options at a weighted average exercise price of $2.00 per share and 4,169,849 shares available for future grant under the Plan.

On April 9, 2007, based on the recommendation of the Compensation Committee, the Board of Directors voted to amend the Plan, subject to stockholder approval, to provide for an “evergreen provision” that allows an annual increase in the number of shares of common stock available for issuance under the Plan; the annual increase will occur on each January 1 (beginning January 1, 2008), and will be equal to 4% of the outstanding shares on that date. In addition, the amendment would provide for an aggregate limit of 30,000,000 shares issuable pursuant to incentive stock options under the Plan.

If approved, the Plan would be amended by adding the underscored text in Section 4(a) of the Plan as follows:

4.	LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares.  The maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is equal to six million (6,000,000) plus an annual increase on each January 1 (beginning January 1, 2008) equal to four percent (4%) of the number of then outstanding shares of Stock. Notwithstanding the preceding sentence, no more than thirty million (30,000,000) shares of Stock may be delivered in satisfaction of ISOs awarded under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

The purpose of the proposed amendment is to help ensure that the company has a high degree of flexibility in its use of equity-based compensation. Our compensation policy is designed to attract, retain and reward the individuals best able to meet the company’s needs, lead it toward profitability, and develop stockholder value. To do this, we believe we need to provide overall compensation packages competitive with companies with whom we compete for high-level scientific and executive personnel, and, given the nature of the biotechnology industry, equity-based compensation is generally a significant element of overall compensation packages. In addition, the company is growing as we move our research, development and clinical programs forward, and we will need to hire additional personnel in order to achieve our business objectives. Thus, we believe the proposed amendment provides the company with the means and flexibility to successfully attract and retain employees in what is a very competitive and dynamic market for their services.

The amendment will become effective as of June 21, 2007, provided that it is approved by the shareholders at the Annual Meeting.

The following table provides certain information with respect to all of the company’s equity compensation plans in effect as of December 31, 2006.

Equity Compensation Plan Information

(C)
Number of
	(A)			Securities
	Number of			Remaining Available
	Securities to be		(B)	for Issuance Under
	Issued Upon		Weighted-Average	Equity Compensation
	Exercise of		Exercise Price of	Plans (Excluding
	Outstanding		Outstanding	Securities
	Options, Warrants		Options, Warrants	Reflected in Column
Plan Category	and Rights		and Rights	(A))

Equity compensation plans approved by security holders	8,501,503	(1)	$2.88	5,320,935
Equity compensation arrangements not approved by security holders	100,000	(2)	$1.20	N/A
Totals	8,601,503		$2.86	5,320,935

(1)	Consists of Incentive Stock Options issued to employees and options issued as compensation to consultants for consultation services. These options were issued under the company’s 1992 Equity Incentive Plan, its Directors’ Stock Option Plan, its StemCells, Inc. Stock Option Plan, its 2001 Equity Incentive Plan, its 2004 Equity Incentive Plan, or its 2006 Equity Incentive Plan.

(2)	Consists of warrants outstanding that are fully vested to purchase 100,000 shares of our common stock that was issued in January 2003 fully vested with an exercise price of $1.20 per share and exercisable, in whole or in part, for five years from the date of issuance. These warrants, which constitute the equity compensation arrangements not approved by security holders, were all issued in exchange for advisory services by non-employees

RECOMMENDATION

The Board of Directors of the company has unanimously approved a proposal to adopt the amendment to the Plan set forth above and recommended that the proposed amendment be submitted to the company’s stockholders for consideration and approval at the Annual Meeting. The affirmative vote of a majority of all votes represented and voting on this proposal at the Annual Meeting will be required to approve the Plan amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT OF THE 2006 EQUITY INCENTIVE PLAN AS SET FORTH HEREIN.

OTHER INFORMATION

Accounting Matters

The Board of Directors, upon the recommendation of the Audit Committee, has selected the independent accounting firm of Grant Thornton LLP to audit the accounts of the company for the year ending December 31, 2007.

The Audit Committee considered the tax compliance services provided by Grant Thornton LLP, concluded that provision of such services is compatible with maintaining the independence of the independent accountants, and approved the provision by Grant Thornton LLP of tax compliance services with respect to the year ending December 31, 2006.

The Audit Committee has adopted policies and procedures for pre-approving all services (audit and non-audit) performed by our independent auditors. In accordance with such policies and procedures, the Audit Committee is required to pre-approve all audit and non-audit services to be performed by the independent auditors in order to assure that the provision of such services is in accordance with the rules and regulations of the SEC and does not impair the auditors’ independence. Under the policy, pre-approval is generally provided up to one year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may pre-approve additional services on a case-by-case basis. During 2005, all services performed by our independent auditors were pre-approved.

The Audit Committee received the following information concerning the fees of the independent accountants for the years ended December 31, 2005 and 2006, has considered whether the provision of these services is compatible with independence of the independent accountants, and concluded that it is:

	Year Ended	Year Ended
	12/31/05	12/31/06

Audit Fees (including review of 10-Qs, proxy filings) and fees for auditing management’s assessment of internal controls	$436,823	$425,630
Tax Fees	22,470	21,100

Total Fees	$459,293	$446,730

A representative of Grant Thornton LLP who audited the accounts of the company for the year ended December 31, 2006 is expected to be present at the Annual Meeting of Stockholders and will be afforded the opportunity to make a statement if he or she desires to do so and is expected to be available to reply to appropriate stockholder inquiries.

Stockholder Proposals

Stockholders who wish to present proposals for inclusion in the company’s proxy materials for the 2008 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible, the stockholder proposals must be received by the Secretary of the company on or before January 9, 2008.

Stockholders who wish to make a proposal at the 2008 Annual Meeting of Stockholders, other than one that will be included in our proxy materials, must notify us no later than March 24, 2008. If a stockholder who wishes to present a proposal fails to notify us by March 24, 2008, the proxies that management solicits for the meeting will confer discretionary authority to vote on the stockholder’s proposal if it is properly brought before the meeting.

Stockholder Nominations of Directors

The Corporate Governance Committee will consider and evaluate up to two candidates recommended by stockholders or groups of stockholders that, individually or as a group, have beneficially owned at least 5% of the company’s common stock for at least one year prior to the date the Nominating Stockholder submits a candidate (a “Nominating Stockholder”) for nomination for election as a director at any annual meeting of stockholders in accordance with Board policy. The submission must be in writing and delivered to StemCells, Inc., Attn: Secretary, Board of Directors, 3155 Porter Drive, Palo Alto, California 94304, no later than January 9, 2008 for nominees to be considered for nomination at the 2008 Annual Meeting. Submissions must include the name, address and number of shares of common stock beneficially owned by the Nominating Stockholder, a representation the Nominating Stockholder meets the requirements described above and will continue to meet them through the date of the annual meeting, a description of all arrangements or understandings between or among the Nominating Stockholder (or any participant in a Nominating Stockholder group) and the candidate or any other person or entity regarding the candidate, all information regarding the candidate that the company would be required to disclose in a proxy statement under SEC rules, including whether the candidate is independent or if not, a description of the reasons why not, and representations by the candidate regarding his or her performance of the duties of a director. Full details may be obtained from the Secretary of the Board of Directors at the address above. The Committee will consider and evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources.

In addition, the company’s by-laws provide that a stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors by giving timely notice thereof in proper written form to the

Secretary accompanied by a petition signed by at least 100 record holders of capital stock of the corporation that shows the class and number of shares held by each person and that represent in the aggregate 1% or more of the outstanding shares entitled to vote in the election of directors. To be timely, notice by the stockholder must be received at the principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of such date was made. The requesting stockholder is required to provide information with respect to the nominee(s) for director similar to that described above, as more fully set forth in the company’s by-laws.

Form 10-K

The company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC, is available without charge upon request by writing to StemCells, Inc. at 3155 Porter Drive, Palo Alto, CA 94304, Attention: Investor Relations.

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to StemCells, Inc., 3155 Porter Drive, Palo Alto, CA 94304, Attention: Investor Relations.

Other Business

The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have authority to act in their discretion.

By Order of the Board of Directors

Kenneth B. Stratton
Secretary

May 8, 2007

DETACH HERE	ZSCS52

PROXY

STEMCELLS, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 12, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder, by completing this card, hereby appoints Martin McGlynn and Kenneth Stratton, or either of them with power of substitution to each, proxies of the undersigned to vote at the Annual Meeting of Stockholders of StemCells, Inc. to be held on June 12, 2007 at 3155 Porter Drive, Palo Alto, California at 2:00 p.m., local time, or at any adjournments thereof, all of the shares of Common Stock, par value $.01 per share, of StemCells, Inc. that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies or their substitutes to act on the following matter as specified by the undersigned, and to vote in such manner as they may determine on any other matter that may properly come before the meeting.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

STEMCELLS, INC.

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZSCS51

☒	Please mark votes as in this example.

#SCS

This proxy when properly executed will be voted in the manner specified by the undersigned stockholder(s). If no contrary direction is made, this proxy will be voted FOR the election of the nominees for director named below and FOR proposals 2 and 3, and in the discretion of the named proxies as to any other matter that may come before the meeting.

THE BOARD OF DIRECTORS OF STEMCELLS, INC. RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND A VOTE FOR PROPOSALS 2 AND 3.

1.	To elect the following nominees as Class II directors:

Nominees:	(01) John J. Schwartz, Ph.D. (02) Eric H. Bjerkholt

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Grant Thornton LLP as independent public accountants of the company for the fiscal year ending December 31, 2007.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To amend the company’s 2006 Equity Incentive Plan as proposed.	☐	☐	☐

4.	By my signature below, I confer to the named proxies discretionary authority to vote upon such other business as may properly come before the meeting or any continuations and adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Note: Please sign exactly as name appears on this card. All joint owners should sign. When signing as an executor, administrator, attorney, or guardian or as a custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s title. If a partner, sign in partnership name.

Signature:	Date:	Signature:	Date: